SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2019

SiteOne Landscape Supply, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37760	46-4056061
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

300 Colonial Parkway, Suite 600 Roswell, Georgia	30076
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:

(470) 277-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SITE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

SiteOne Landscape Supply, Inc. (the “Company”) is filing this Amendment No. 1 to the Company’s Current Report on Form 8-K filed on May 10, 2019 (the “Original Report”), which reported the resignation of Ross Anker from his role as the Company’s Executive Vice President – Category Management, Marketing and IT.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

As previously described in the Original Report, on May 10, 2019, the Company announced that Ross Anker would be leaving the Company. Mr. Anker’s departure was originally set to become effective as of June 30, 2019. In connection with Mr. Anker’s resignation, on June 13, 2019, the Company and Mr. Anker entered into an amendment to the separation benefit agreement between Mr. Anker and the Company dated as of May 27, 2016 (the “Amendment”, and, the separation benefit agreement as amended by the Amendment, the “Amended Separation Benefit Agreement”) providing that Mr. Anker will remain an employee of the Company until June 30, 2020 (inclusive of the Garden Leave Period described below), subject to and in accordance with the terms and conditions of the Amended Separation Benefit Agreement. As disclosed in the Original Report, Mr. Anker’s responsibilities in his previous role as Executive Vice President – Category Management, Marketing and IT have been assumed by other members of the Company’s senior leadership team.

(e)

Pursuant to the Amended Separation Benefit Agreement, the Company and Mr. Anker agreed that Mr. Anker will commence a period of garden leave from July 1, 2019 to and including June 30, 2020 (the “Garden Leave Period”). Subject to Mr. Anker’s timely execution and non-revocation of, and in accordance with, the terms of the Amended Separation Benefit Agreement, Mr. Anker will be entitled to receive (a) 18 months of severance payments beginning as of July 1, 2019, (b) an amount equal to his bonus for 2019 based on actual results, prorated for the period of January 1, 2019 to June 30, 2019, and (c) continued medical, dental and vision insurance coverage for 18 months at active employee rates (on an after tax-basis) beginning July 1, 2019. During the Garden Leave Period, Mr. Anker will not receive a salary, but he will remain eligible for the continued vesting of his equity awards, in accordance with the terms of the applicable equity compensation plans and grant agreements. The Amended Separation Benefit Agreement provides that Mr. Anker will be subject to non-compete and non-solicitation obligations during the Garden Leave Period and for a period of one year thereafter.

The preceding summary of the Amended Separation Benefit Agreement is qualified in its entirety by the full text of the Amended Separation Benefit Agreement. The Amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	Amendment to Separation Benefit Agreement between Ross Anker and the Company, dated June 13, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEONE LANDSCAPE SUPPLY, INC.

	By:	/s/ Briley Brisendine
Briley Brisendine
Executive Vice President, General Counsel and
Date: June 14, 2019		Secretary